                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): August 14, 1998

                             Century Bancorp, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



        North Carolina              000-21881             56-1981518
------------------------------     -----------        ------------------
(State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.)


                               22 Winston Street
                       Thomasville, North Carolina  27360
                       ----------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (336) 475-4663


                                      N/A
 -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

      On August 14, 1998, Century Bancorp, Inc. (the "Registrant") announced that its Board of Directors has adopted a stock repurchase plan. Under the stock repurchase plan, the Registrant will be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock for its shareholders and to manage its capital. The Board's action will allow management to make repurchases, without further Board approval, when stock repurchases are deemed prudent. Under the stock repurchase plan, the Company could not use more than 10% of its consolidated net worth to make stock repurchases during any 12 month period. The stock repurchase plan contemplates that stock repurchases will be made in accordance with Rule 10b-18(b) of the Regulations issued under the Securities Act of 1934. A copy of the press release announcing the adoption of the stock repurchase plan is attached hereto as Exhibit 99.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTURY BANCORP, INC.


Date: August 19, 1998                    By:   /s/ James G. Hudson, Jr.
                                              ----------------------------------
                                               James G. Hudson, Jr., President
                                               and Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

   99                Press Release of the Registrant distributed August 14, 1998